Exhibit 99.1

Premier, Inc. Reports Fiscal-Year 2025 Second-Quarter Results

•	Total net revenue of $240.3 million (Total net revenue excluding Contigo Health* of $232.2 million)

•

GAAP net loss from continuing operations of $45.8 million, or $(0.60) per fully diluted share, which includes a $126.8 million impairment charge to goodwill related to the company’s data and technology business in the Performance Services segment

•	Adjusted earnings per share excluding Contigo Health* of $0.27

•	Net cash provided by operating activities from continuing operations of $193.7 million and free cash flow* of $73.9 million for the first six months of fiscal 2025

•	Reaffirming guidance midpoints for total net revenue excluding Contigo Health and adjusted EBITDA; increasing the midpoint of adjusted earnings per share guidance by $0.08 [1][2]

CHARLOTTE, N.C., February 4, 2025 - Premier, Inc. (NASDAQ: PINC), a leading technology-driven healthcare improvement company, today reported financial results for the fiscal-year 2025 second quarter ended December 31, 2024.

On October 1, 2024, the company announced that it had divested the S2S Global direct sourcing business. As such, and unless stated otherwise, all results presented in the following release reflect those of continuing operations. In addition, as certain components of the divestiture process for the Contigo Health business remain ongoing, results presented in this release will continue to include contributions from that business. As such, a table has been included at the end of this release that reconciles the impact of the Contigo Health business on certain financial measures in the quarter.

“Our overall revenue and profitability for the first half of fiscal 2025 were in line with our expectations resulting from better than expected results in our Supply Chain Services segment,” said Michael J. Alkire, Premier’s President and CEO. “Importantly, we are reaffirming the midpoints of our consolidated fiscal 2025 revenue and adjusted EBITDA guidance, despite challenges in our Performance Services segment. We are also increasing our adjusted earnings per share guidance to reflect the favorable impact of the additional $200 million share repurchase completed in early January, consistent with our commitment to returning capital to stockholders.”

Consolidated Financial Highlights of Continuing Operations

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands, except per share data)	2024	2023	% Change	2024	2023	% Change
Net revenue:
Supply Chain Services:
Net administrative fees	$131,417	$150,470	(13%)	$264,042	$300,356	(12%)
Software licenses, other services, and support	17,329	15,752	10%	36,092	29,142	24%

Total Supply Chain Services	148,746	166,222	(11%)	300,134	329,498	(9%)
Performance Services	91,520	113,649	(19%)	188,274	219,399	(14%)
Performance Services excluding Contigo Health	83,475	103,022	(19%)	172,583	198,615	(13%)

Net revenue	$240,266	$279,871	(14%)	$488,408	$548,897	(11%)
Net revenue excluding Contigo Health*	$232,221	$269,244	(14%)	$472,717	$528,113	(10%)

Net (loss) income from continuing operations	$(45,837)	$50,448	(191%)	$27,103	$92,217	(71%)
Net (loss) income from continuing operations attributable to stockholders	$(56,629)	$51,884	(209%)	$15,759	$96,004	(84%)
Diluted (loss) earnings per share from continuing operations attributable to stockholders	$(0.60)	$0.43	(240%)	$0.16	$0.80	(80%)

Consolidated Non-GAAP Financial Highlights of Continuing Operations

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands, except per share data)	2024	2023	% Change	2024	2023	% Change
NON-GAAP FINANCIAL MEASURES*:
Adjusted EBITDA:
Supply Chain Services	$73,740	$96,532	(24%)	$151,251	$197,919	(24%)
Performance Services	9,123	31,205	(71%)	24,072	54,135	(56%)

Total segment adjusted EBITDA	82,863	127,737	(35%)	175,323	252,054	(30%)
Corporate	(32,773)	(31,318)	(5%)	(62,805)	(62,327)	(1%)

Adjusted EBITDA	$50,090	$96,419	(48%)	$112,518	$189,727	(41%)
Adjusted EBITDA excluding Contigo Health	$52,066	$97,757	(47%)	$116,721	$193,795	(40%)
Adjusted net income	$23,837	$60,726	(61%)	$59,040	$116,891	(49%)

Adjusted earnings per share (EPS)	$0.25	$0.51	(51%)	$0.60	$0.97	(38%)
Adjusted EPS excluding Contigo Health	$0.27	$0.53	(49%)	$0.65	$1.02	(36%)

*

These are non-GAAP financial measures. Refer to “Premier’s Use and Definition of Non-GAAP Measures” below and the supplemental financial information at the end of this release for information on the company’s use of non-GAAP measures and a reconciliation of reported GAAP results to non-GAAP results.

Fiscal 2025 Guidance

Certain statements in this release, including without limitation, those in this section, are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Cautionary Note Regarding Forward-Looking Statements” below.

Based on actual results for the first six months of fiscal 2025 and the current outlook for the remainder of the fiscal year, the company is updating its guidance to the following:

Guidance Metric	Fiscal 2025 Guidance Range [1] [2] (as of February 4, 2025)	Previous Fiscal 2025 Guidance Range [1] [2] (as of November 5, 2024)	Comments
Segment Net Revenue:
Supply Chain Services	$590 million to $630 million	$560 million to $610 million	Increased midpoint $25 million
Performance Services Excluding Contigo Health	$350 million to $380 million	$370 million to $410 million	Decreased midpoint $25 million

Total Net Revenue Excluding Contigo Health	$940 million to $1.01 billion	$930 million to $1.02 billion	No change to midpoint

Adjusted EBITDA	$237 million to $253 million	$235 million to $255 million	No change to midpoint

Adjusted Net Income	$119 million to $129 million	Not previously disclosed	New disclosure

Adjusted EPS	$1.26 to $1.34	$1.16 to $1.28	Increased midpoint $0.08

Diluted Weighted Average Shares	94 million to 96 million	Not previously disclosed	New disclosure

Fiscal 2025 guidance is based on the realization of the following key assumptions:

•

Net administrative fees revenue of $525 million to $545 million (previously: $495 million to $525 million), which includes $60 million to $75 million in revenue related to non-healthcare member purchasing

•	Supply Chain Services segment software licenses, other services and support revenue of $65 million to $85 million

•	Capital expenditures of $90 million to $100 million

•	Effective income tax rate in the range of 24% to 26% (previously: 25% to 27%)

•	Cash income tax rate of less than 5%

•	Free cash flow[1][2] of 45% to 55% of adjusted EBITDA[1][2]

[1]

Adjusted EBITDA, adjusted net income, adjusted EPS and free cash flow presented in this financial guidance are forward-looking non-GAAP measures. Refer to “Premier’s Use and Definitions of Non-GAAP Measures” below for information on the company’s use of non-GAAP measures. Premier, Inc. does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Total Net Revenue Excluding Contigo Health is also a forward-looking non-GAAP measure. Refer to “Premier’s Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

[2]	As a result of the company’s previously announced plan to divest a majority interest in the Contigo Health business, guidance is being presented excluding financial contributions from this business.

Results of Operations for the Three Months Ended December 31, 2024

(As compared with the three months ended December 31, 2023)

GAAP net revenue of $240.3 million decreased 14% from $279.9 million in the prior-year period. Refer to the “Supply Chain Services” and “Performance Services” sections below for further discussion on the factors that impacted the net revenue of each segment during the quarter.

GAAP net loss from continuing operations of $45.8 million decreased 191% from net income from continuing operations of $50.4 million in the prior-year period primarily as a result of a $126.8 million impairment charge to goodwill related to the company’s data and technology business in the Performance Services segment in the current-year period and lower net revenue compared to the prior-year period, partially offset by a $17.6 million cash distribution received in the current-year period from a minority investment, as well as lower selling, general and administrative expenses, excluding the goodwill impairment, compared to the prior-year period.

GAAP diluted EPS from continuing operations of $(0.60) decreased 240% from $0.43 in the prior-year period due to the aforementioned drivers affecting GAAP net loss from continuing operations, partially offset by a decrease in the diluted weighted average shares outstanding as a result of share repurchases under the company’s $1 billion share repurchase authorization announced in February 2024 (“Share Repurchase Authorization”), further discussed below under “Return of Capital to Stockholders”.

Adjusted EBITDA of $50.1 million decreased 48% from $96.4 million in the prior-year period primarily due to a decrease in net administrative fees revenue as well as lower revenue in the Performance Services segment.

Adjusted net income of $23.8 million decreased 61% from $60.7 million in the prior-year period primarily as a result of the same factors that impacted adjusted EBITDA and a decrease in interest income due to lower levels of cash on hand, partially offset by a decrease in our effective income tax rate in the current-year period. Adjusted EPS of $0.25 decreased 51% from $0.51 in the prior-year period.

Segment Results

(For the fiscal second quarter of 2025 as compared with the fiscal second quarter of 2024)

Supply Chain Services

Supply Chain Services segment net revenue of $148.7 million decreased 11% from $166.2 million in the prior-year period primarily due to lower net administrative fees revenue, partially offset by higher software license, other services and support revenue.

Net administrative fees revenue of $131.4 million decreased 13% from $150.5 million in the prior-year period, primarily driven by the expected increase in the aggregate blended member fee share to the low-60% level in the quarter, partially offset by continued growth in member purchasing as a result of increased penetration of contract spend with existing members and from the recruitment and onboarding of new members.

Software license, other services and support revenue of $17.3 million increased 10% from $15.8 million in the prior-year period mainly driven by new agreements for the supply chain co-management business that were signed in the second half of fiscal 2024.

Segment adjusted EBITDA of $73.7 million decreased 24% from $96.5 million in the prior-year period largely due to the decrease in net administrative fees revenue and additional investments in the supply chain co-management business to support ongoing growth.

Performance Services

Performance Services segment net revenue of $91.5 million decreased 19% from $113.6 million in the prior-year period primarily due to lower demand in the consulting business and product mix in the applied sciences business.

Segment adjusted EBITDA of $9.1 million decreased 71% from $31.2 million in the prior-year period mainly due to the decrease in net revenue in the consulting and applied sciences businesses.

Liquidity and Cash Flows

As of December 31, 2024, cash and cash equivalents were $85.9 million compared with $125.1 million as of June 30, 2024, and the company’s five-year, $1.0 billion revolving credit facility had an outstanding balance of $100.0 million, of which the company repaid $65.0 million in January 2025.

Net cash provided by operating activities from continuing operations (“operating cash flow”) for the six months ended December 31, 2024 of $193.7 million increased from $15.5 million in the prior-year period mainly due to a decrease in cash taxes paid related to the sale of non-healthcare GPO operations in the prior-year period, cash received from the derivative lawsuit settlement of $57.0 million in the current-year period and a $17.6 million cash distribution received from a minority investment. These items were partially offset by higher performance-related compensation payments.

Net cash used in investing activities for the six months ended December 31, 2024 of $39.9 million decreased from the prior-year period primarily due to lower spending of internally developed software. Net cash used in financing activities for the six months ended December 31, 2024 was $178.7 million compared to net cash provided by financing activities for the six months ended December 31, 2023 of $295.0 million. The change in net cash used in financing was primarily driven by net proceeds from the sale of the company’s non-healthcare GPO operations of $602.3 million in the prior-year period and the use of $189.8 million (including commissions) for market repurchases of Class A common stock (“Common Stock”) in the current-year period under the company’s Share Repurchase Authorization. These uses of cash were partially offset by proceeds from the revolving credit facility of $100.0 million in the current-year period and payments of $215.0 million in the prior-year period.

Free cash flow for the six months ended December 31, 2024 was $73.9 million compared with $40.7 million in the prior-year period. The increase was mainly due to the same factors impacting operating cash flow as well as lower purchases of property and equipment and the timing of cash payments to OMNIA. Refer to “Premier’s Use and Definition of Non-GAAP Measures” below and the supplemental financial information at the end of this release for information on the company’s use of this and other non-GAAP financial measures and a reconciliation of reported GAAP results to non-GAAP results.

Return of Capital to Stockholders

In February 2024, the company announced that its Board of Directors (“Board”) approved the Share Repurchase Authorization and that it entered into an accelerated share repurchase transaction (the “ASR”). Under the ASR, in February 2024, the company received initial deliveries of an aggregate of 15.0 million shares of Common Stock. On July 11, 2024, as final settlement, the company received an additional 4.8 million shares of Common Stock, resulting in a total of 19.9 million shares repurchased under the ASR for a total of $400.0 million.

On August 20, 2024, the Board approved execution of $200.0 million of repurchases under the Share Repurchase Authorization. As of December 31, 2024, the Company had repurchased an aggregate of 9.2 million shares of Common Stock for $192.1 million in market transactions in addition to the ASR repurchases and the remaining amount of repurchases were completed on January 6, 2025.

During the first half of fiscal 2025, the company paid aggregate dividends of $42.4 million to holders of its Common Stock. On January 23, 2025, the Board declared a quarterly cash dividend of $0.21 per share, payable on March 15, 2025 to stockholders of record on March 1, 2025.

Conference Call and Webcast

Premier will host a conference call to provide additional detail around the company’s performance and outlook today at 8:00 a.m. ET. The call will be webcast live from the company’s website and, along with the accompanying presentation, will be available at the following link to our Event and Presentation page at https://investors.premierinc.com/overview/default.aspx: Premier Events. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website under Events and Presentations at https://investors.premierinc.com/overview/default.aspx.

For those parties who do not have internet access, the conference call may be accessed by calling one of the below telephone numbers and asking to join the Premier, Inc. call:

Domestic participant dial-in number (toll-free):	(833) 953-2438
International participant dial-in number:	(412) 317-5767

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading technology-driven healthcare improvement company, providing solutions to two-thirds of all healthcare providers in the U.S. Playing a critical role in the rapidly evolving healthcare industry, Premier unites providers, suppliers, payers and policymakers to make healthcare better with national scale, smarter with actionable intelligence and faster with novel technologies. Headquartered in Charlotte, N.C., Premier offers integrated data and analytics, collaboratives, supply chain solutions, consulting and other services in service of our mission to improve the health of communities. Please visit Premier’s news and investor sites on www.premierinc.com, as well as X, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Premier’s Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted net income, adjusted earnings per share, and free cash flow. These are non-GAAP financial measures that are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies. We include these non-GAAP financial measures to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, we believe allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone.

Management believes EBITDA, adjusted EBITDA and segment adjusted EBITDA assist the company’s board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s earnings elements attributable to the company’s asset base (primarily depreciation and amortization), certain items outside the control of management, e.g., taxes, other non-cash items (such as impairment of intangible assets, purchase accounting adjustments and stock-based compensation), non-recurring items (such as strategic initiative and financial restructuring-related expenses) and income and expense that have been classified as discontinued operations from operating results.

Management believes adjusted net income and adjusted earnings per share assist the company’s board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash items (such as impairment of intangible assets, purchase accounting adjustments and stock-based compensation) and non-recurring items (such as strategic initiative and financial restructuring-related expenses) and eliminate the variability of non-controlling interest and equity in net income of unconsolidated affiliates.

Management believes free cash flow is an important measure because it represents the cash that the company generates after payments to certain former limited partners that elected to execute a Unit Exchange and Tax Receivable Agreement (“Unit Exchange Agreement”) in connection with our August 2020 restructuring, capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth and cash payments to OMNIA for the sale of future revenues and tax payments on proceeds received from the sale of future revenues. Free cash flow is important because it enables the company to seek enhancement of stockholder value through acquisitions, partnerships, joint ventures, investments in related or complementary businesses and/or debt reduction.

Also, adjusted EBITDA and free cash flow are supplemental financial measures used by the company and by external users of our financial statements and are considered to be indicators of the operational strength and performance of our business. Adjusted EBITDA and free cash flow measures allow us to assess our performance without regard to financing methods and capital structure and without the impact of other matters that we do not consider indicative of the operating performance of our business. More specifically, segment adjusted EBITDA is the primary earnings measure we use to evaluate the performance of our business segments.

Non-recurring items are income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include acquisition- and disposition-related expenses, strategic initiative- and financial restructuring-related expenses, loss on disposal of long-lived assets, income and expense that has been classified as discontinued operations and other reconciling items.

Non-cash items include stock-based compensation expense and asset impairments.

Non-operating items include gains or losses on the disposal of assets, interest and investment income or expense, equity in net income of unconsolidated affiliates and operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty payments retained.

EBITDA is defined as net income before income or loss from discontinued operations, net of tax, interest and investment income or expense, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets.

Adjusted EBITDA is defined as EBITDA before merger and acquisition-related expenses and non-recurring, non-cash or non-operating items.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition-related expenses and non-recurring or non-cash items. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Segment adjusted EBITDA also excludes any income and expense that has been classified as discontinued operations and operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty payments retained.

Adjusted net income is defined as net income attributable to Premier (i) excluding income or loss from discontinued operations, net, (ii) excluding income tax expense, (iii) excluding the effect of non-recurring or non-cash items, including certain strategic initiative- and financial restructuring-related expenses, (iv) reflecting an adjustment for income tax expense on Non-GAAP net income before income taxes at our estimated annual effective income tax rate, adjusted for unusual or infrequent items, (v) excluding the equity in net income of unconsolidated affiliates and (vi) excluding operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty fees retained, imputed interest expense and associated income tax expense.

Adjusted earnings per share is adjusted net income divided by diluted weighted average shares.

Free cash flow is defined as net cash provided by operating activities from continuing operations less (i) early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with our August 2020 restructuring, (ii) purchases of property and equipment and (iii) cash payments to OMNIA for the sale of future revenues and tax payments on proceeds received from the sale of future revenues. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

The Company has revised the definitions for adjusted EBITDA, segment adjusted EBITDA, adjusted net income and free cash flow from the definitions reported in the 2024 Annual Report. Adjusted EBITDA and segment adjusted EBITDA definitions were revised to exclude operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty fees retained. The adjusted net income definition was revised to exclude operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty fees retained, imputed interest expense and associated income tax expense. Free cash flow was revised to exclude the cash payments to OMNIA for the sale of future revenues and tax payments on proceeds received from the sale of future revenues. For comparability purposes, prior year non-GAAP financial measures are presented based on the current definitions in the above section.

In addition to the foregoing, this release and the reconciliations of our non-GAAP financial measures included at the end of this release include the presentation of additional fiscal 2025 non-GAAP financial measures including net revenue excluding Contigo Health, adjusted EBITDA excluding Contigo Health and adjusted earnings per share excluding Contigo Health. The company previously announced a plan to divest a majority interest in the Contigo Health business; however, as of December 31, 2024, the divestiture process for the Contigo Health business remains ongoing and our GAAP financial results for the first three and six months of fiscal 2025 presented in this release include contributions from that business. As the company expects that the Contigo Health business will be moved into discontinued operations in fiscal 2025, guidance presented in this release excludes financial contributions from this business. Accordingly, we believe that providing supplemental non-GAAP financial measures that align with our fiscal 2025 guidance allow for a better understanding of that guidance.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-Q for the quarter ended December 31, 2024, expected to be filed with the SEC shortly after this release, and which will also be made available on Premier’s website at investors.premierinc.com.

Premier’s Use of Forward-Looking Non-GAAP Measures

The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA, non-GAAP adjusted net income and non-GAAP adjusted earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders (and accordingly does not meaningfully reconcile free cash flow guidance, which is based on adjusted EBITDA) because the company cannot provide guidance for the more significant reconciling items between net income attributable to stockholders and each of these metrics without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include, but are not limited to, strategic and acquisition related expenses for professional fees; mark to market adjustments for put options and contingent liabilities; gains and losses on stock-based performance shares; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as non-recurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

As noted above, as a result of the company’s previously announced plan to divest a majority interest in the Contigo Health business, the forward-looking guidance presented in this release (including Total Net Revenue Excluding Contigo Health, adjusted EBITDA, adjusted net income, adjusted EPS and free cash flow), excludes the financial contribution of this business, in addition to any applicable adjustments for non-GAAP financial measures described above under “Premier’s Use and Definitions of Non-GAAP Measures.” With respect to these adjustments for Contigo Health, the company does not meaningfully reconcile guidance to GAAP measures because Contigo Health is expected to be moved into discontinued operations in fiscal 2025.

Cautionary Note Regarding Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, including, but not limited to, those related to our ability to advance our business strategies and improve healthcare, our ability to find a partner for our Contigo Health business and the potential benefits thereof, our ability to fund and conduct share repurchases pursuant to the outstanding share repurchase authorization and the potential benefits thereof, the payment of dividends at current levels or at all, guidance on expected future financial performance and assumptions underlying that guidance, and our expected effective income tax rate, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements, the achievement of which cannot be guaranteed. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations regarding future events and trends affecting its business and are necessarily subject to risks and uncertainties, many of which are outside Premier’s control. More information on risks and uncertainties that could affect Premier’s business, achievements, performance, financial condition and financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including the information in those sections of Premier’s Form 10-K for the year ended June 30, 2024, and subsequent Quarterly Reports on Form 10-Q, including the Form 10-Q for the quarter ended December 31, 2024 expected to be filed with the SEC shortly after the date of this release. Premier’s periodic and current filings with the SEC are made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events that occur after that date, or otherwise.

Investor contact:	Media contact:

Ben Krasinski	Amanda Forster
Senior Director, Investor Relations	Vice President, Integrated Communications
704.816.5644	202.879.8004
ben_krasinski@premierinc.com	amanda_forster@premierinc.com

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Net revenue:
Net administrative fees	$131,417	$150,470	$264,042	$300,356
Software licenses, other services, and support	108,849	129,401	224,366	248,541

Net revenue	240,266	279,871	488,408	548,897
Cost of revenue:
Services and software licenses	69,058	65,990	136,782	130,122

Cost of revenue	69,058	65,990	136,782	130,122

Gross profit	171,208	213,881	351,626	418,775

Operating expenses:
Selling, general, and administrative	253,768	137,659	388,648	270,797
Research and development	726	928	1,312	1,791
Amortization of purchased intangible assets	9,537	12,399	19,174	24,952

Operating expenses	264,031	150,986	409,134	297,540

Operating (loss) income	(92,823)	62,895	(57,508)	121,235

Equity in net income (loss) of unconsolidated affiliates	9,502	(666)	11,335	(2,392)
Interest (expense) income, net	(3,787)	1,881	(5,543)	1,859
Other income, net	23,304	4,679	83,563	3,587

Other income, net	29,019	5,894	89,355	3,054

(Loss) income before income taxes	(63,804)	68,789	31,847	124,289
Income tax (benefit) expense	(17,967)	18,341	4,744	32,072

Net (loss) income from continuing operations	(45,837)	50,448	27,103	92,217
Net (loss) income from discontinued operations, net of tax	(39,389)	2,418	(40,993)	3,059

Net (loss) income	(85,226)	52,866	(13,890)	95,276
Net (income) loss from continuing operations attributable to non-controlling interest	(10,792)	1,436	(11,344)	3,787

Net (loss) income attributable to stockholders	$(96,018)	$54,302	$(25,234)	$99,063

Calculation of GAAP Earnings per Share
Numerator for basic and diluted (loss) earnings per share:
Net (loss) income from continuing operations attributable to stockholders	$(56,629)	$51,884	$15,759	$96,004
Net (loss) income from discontinued operations attributable to stockholders	(39,389)	2,418	(40,993)	3,059

Net (loss) income attributable to stockholders	$(96,018)	$54,302	$(25,234)	$99,063

Denominator for (loss) earnings per share:
Basic weighted average shares outstanding	94,765	119,702	97,573	119,523
Effect of dilutive securities:
Restricted stock units	—	355	520	444
Performance share awards	—	—	—	128

Diluted weighted average shares	94,765	120,057	98,093	120,095

(Loss) earnings per share attributable to stockholders:
Basic (loss) earnings per share from continuing operations	$(0.60)	$0.43	$0.16	$0.80
Basic (loss) earnings per share from discontinued operations	(0.41)	0.02	(0.42)	0.03

Basic (loss) earnings per share attributable to stockholders	$(1.01)	$0.45	$(0.26)	$0.83

Diluted (loss) earnings per share from continuing operations	$(0.60)	$0.43	$0.16	$0.80
Diluted (loss) earnings per share from discontinued operations	(0.41)	0.02	(0.42)	0.02

Diluted (loss) earnings per share attributable to stockholders	$(1.01)	$0.45	$(0.26)	$0.82

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	December 31, 2024	June 30, 2024
Assets
Cash and cash equivalents	$85,850	$125,146
Accounts receivable (net of $6,377 and $1,455 allowance for credit losses, respectively)	117,248	100,965
Contract assets (net of $1,206 and $1,248 allowance for credit losses, respectively)	328,907	335,831
Prepaid expenses and other current assets	76,402	73,653
Current assets of discontinued operations	—	119,662

Total current assets	608,407	755,257
Property and equipment (net of $780,995 and $742,063 accumulated depreciation, respectively)	203,082	205,711
Intangible assets (net of $313,507 and $294,333 accumulated amortization, respectively)	250,085	269,259
Goodwill	869,034	995,852
Deferred income tax assets	783,017	773,002
Deferred compensation plan assets	46,796	54,422
Investments in unconsolidated affiliates	270,240	228,562
Operating lease right-of-use assets	15,365	20,635
Other assets	96,349	98,749

Total assets	$3,142,375	$3,401,449

Liabilities and stockholders’ equity
Accounts payable	$21,880	$22,610
Accrued expenses	50,428	58,482
Revenue share obligations	333,345	292,792
Accrued compensation and benefits	53,347	100,395
Deferred revenue	20,552	19,642
Line of credit and current portion of long-term debt	100,000	1,008
Current portion of notes payable to former limited partners	50,994	101,523
Current portion of liability related to the sale of future revenues	45,732	51,798
Other current liabilities	55,948	52,589
Current liabilities of discontinued operations	423	45,724

Total current liabilities	732,649	746,563
Liability related to the sale of future revenues, less current portion	618,386	599,423
Deferred compensation plan obligations	46,796	54,422
Operating lease liabilities, less current portion	5,058	11,170
Other liabilities	21,595	27,640

Total liabilities	1,424,484	1,439,218

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 91,675,524 shares issued and outstanding at December 31, 2024 and 111,456,454 shares issued and 105,027,079 shares outstanding at June 30, 2024	917	1,115
Treasury stock, at cost; 6,429,375 shares at June 30, 2024	—	(250,129)
Additional paid-in capital	2,203,675	2,105,684
(Accumulated deficit) retained earnings	(486,627)	105,590
Accumulated other comprehensive loss	(74)	(29)

Total stockholders’ equity	1,717,891	1,962,231

Total liabilities and stockholders’ equity	$3,142,375	$3,401,449

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended December 31,
	2024	2023
Operating activities
Net (loss) income	$(13,890)	$95,276
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Net loss (income) from discontinued operations, net of tax	40,993	(3,059)
Depreciation and amortization	58,827	65,547
Equity in net (income) loss of unconsolidated affiliates	(11,335)	2,392
Deferred income taxes	6,064	(154,933)
Stock-based compensation	9,519	15,070
Impairment of assets	126,818	—
Other, net	(6,655)	2,965
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(5,012)	(14,743)
Contract assets	5,550	(33,178)
Prepaid expenses and other assets	13,921	(4,077)
Accounts payable	(3,717)	(9,733)
Revenue share obligations	40,553	17,567
Accrued expenses, deferred revenue, and other liabilities	(67,903)	36,371

Net cash provided by operating activities from continuing operations	193,733	15,465
Net cash (used in) provided by operating activities from discontinued operations	(14,418)	19,915

Net cash provided by operating activities	$179,315	$35,380

Investing activities
Purchases of property and equipment	$(39,877)	$(49,068)

Net cash used in investing activities	$(39,877)	$(49,068)

Financing activities
Payments on notes payable	$(51,537)	$(50,872)
Proceeds from credit facility	100,000	—
Payments on credit facility	—	(215,000)
Proceeds from sale of future revenues	42,325	629,820
Payments on liability related to the sale of future revenues	(29,428)	(14,611)
Cash dividends paid	(42,368)	(51,059)
Repurchase of Class A common stock	(189,754)	—
Other, net	(7,927)	(3,296)

Net cash (used in) provided by financing activities	$(178,689)	$294,982

Effect of exchange rate changes on cash flows	(45)	23
Net (decrease) increase in cash and cash equivalents	(39,296)	281,317
Cash and cash equivalents at beginning of period	125,146	89,793

Cash and cash equivalents at end of period	$85,850	$371,110

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Free Cash Flow

(Unaudited)

(In thousands)

	Six Months Ended December 31,
	2024	2023
Net cash provided by operating activities from continuing operations	$193,733	$15,465
Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement (a)	(50,529)	(49,600)
Purchases of property and equipment	(39,877)	(49,068)
Cash payments to OMNIA for the sale of future revenues (b)	(29,428)	(14,611)
Cash tax payments on proceeds received from the sale of future revenues	—	138,476

Free cash flow	$73,899	$40,662

(a)

Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with Premier’s August 2020 restructuring are presented in the Consolidated Statements of Cash Flows under “Payments made on notes payable.” During the six months ended December 31, 2024, the company paid $51.3 million to members, including imputed interest of $0.8 million which is included in net cash provided by operating activities from continuing operations. During the six months ended December 31, 2023, the company paid $51.3 million to members, including imputed interest of $1.7 million which is included in net cash provided by operating activities from continuing operations.

(b)

Cash payments to OMNIA for the sale of future revenues in connection with our sale of non-healthcare contracts to OMNIA are presented in the Consolidated Statements of Cash Flows under “Payments on liability related to the sale of future revenues.” During the six months ended December 31, 2024, the company paid $38.0 million to OMNIA, including imputed interest of $8.6 million which is included in net cash provided by operating activities from continuing operations. During the six months ended December 31, 2023, the company paid $21.0 million to OMNIA, including imputed interest of $6.4 million which is included in net cash provided by operating activities from continuing operations.

Supplemental Financial Information

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net (loss) income from continuing operations	$(45,837)	$50,448	$27,103	$92,217
Interest expense (income), net	3,787	(1,881)	5,543	(1,859)
Income tax (benefit) expense	(17,967)	18,341	4,744	32,072
Depreciation and amortization	20,002	20,267	39,653	40,595
Amortization of purchased intangible assets	9,537	12,399	19,174	24,952

EBITDA	(30,478)	99,574	96,217	187,977
Stock-based compensation	2,691	8,495	9,831	15,388
Acquisition- and disposition-related expenses	(1,970)	1,198	914	7,403
Strategic initiative and financial restructuring-related expenses	1,883	1,284	1,993	3,030
Operating income from revenues sold to OMNIA	(15,571)	(14,797)	(31,281)	(26,463)
Equity in net (income) loss of unconsolidated affiliates	(9,502)	666	(11,335)	2,392
Other non-operating gains	(5,430)	—	(62,674)	—
Impairment of assets	126,818	—	126,818	—
Other reconciling items, net	(18,351)	(1)	(17,965)	—

Adjusted EBITDA	$50,090	$96,419	$112,518	$189,727

Less: Contigo Health	1,976	1,338	4,203	4,068

Adjusted EBITDA excluding Contigo Health	$52,066	$97,757	$116,721	$193,795

(Loss) income before income taxes	$(63,804)	$68,789	$31,847	$124,289
Equity in net (income) loss of unconsolidated affiliates	(9,502)	666	(11,335)	2,392
Interest expense (income), net	3,787	(1,881)	5,543	(1,859)
Other income, net	(23,304)	(4,679)	(83,563)	(3,587)

Operating (loss) income	(92,823)	62,895	(57,508)	121,235
Depreciation and amortization	20,002	20,267	39,653	40,595
Amortization of purchased intangible assets	9,537	12,399	19,174	24,952
Stock-based compensation	2,691	8,495	9,831	15,388
Acquisition- and disposition-related expenses	(1,970)	1,198	914	7,403
Strategic initiative and financial restructuring-related expenses	1,883	1,284	1,993	3,030
Operating income from revenues sold to OMNIA	(15,571)	(14,797)	(31,281)	(26,463)
Deferred compensation plan expense	221	4,605	2,913	3,480
Impairment of assets	126,818	—	126,818	—
Other reconciling items, net	(698)	73	11	107

Adjusted EBITDA	$50,090	$96,419	$112,518	$189,727

SEGMENT ADJUSTED EBITDA
Supply Chain Services	$73,740	$96,532	$151,251	$197,919
Performance Services	9,123	31,205	24,072	54,135
Corporate	(32,773)	(31,318)	(62,805)	(62,327)

Adjusted EBITDA	$50,090	$96,419	$112,518	$189,727

Net (loss) income attributable to stockholders	$(96,018)	$54,302	$(25,234)	$99,063
Net loss (income) from discontinued operations, net of tax	39,389	(2,418)	40,993	(3,059)
Income tax (benefit) expense	(17,967)	18,341	4,744	32,072
Amortization of purchased intangible assets	9,537	12,399	19,174	24,952
Stock-based compensation	2,691	8,495	9,831	15,388
Acquisition- and disposition-related expenses	(1,970)	1,198	914	7,403
Strategic initiative and financial restructuring-related expenses	1,883	1,284	1,993	3,030
Operating income from revenues sold to OMNIA	(15,571)	(14,797)	(31,281)	(26,463)
Equity in net (income) loss of unconsolidated affiliates	(9,502)	666	(11,335)	2,392
Other non-operating gains	(5,430)	—	(62,674)	—
Impairment of assets	126,818	—	126,818	—
Other reconciling items, net	(2,495)	3,717	3,741	5,347

Adjusted income before income taxes	31,365	83,187	77,684	160,125
Income tax expense on adjusted income before income taxes	7,528	22,461	18,644	43,234

Adjusted net income	$23,837	$60,726	$59,040	$116,891

Supplemental Financial Information

Reconciliation of GAAP EPS to Adjusted EPS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net (loss) income attributable to stockholders	$(96,018)	$54,302	$(25,234)	$99,063
Net loss (income) from discontinued operations, net of tax	39,389	(2,418)	40,993	(3,059)
Income tax (benefit) expense	(17,967)	18,341	4,744	32,072
Amortization of purchased intangible assets	9,537	12,399	19,174	24,952
Stock-based compensation	2,691	8,495	9,831	15,388
Acquisition- and disposition-related expenses	(1,970)	1,198	914	7,403
Strategic initiative and financial restructuring-related expenses	1,883	1,284	1,993	3,030
Operating income from revenues sold to OMNIA	(15,571)	(14,797)	(31,281)	(26,463)
Equity in net (income) loss of unconsolidated affiliates	(9,502)	666	(11,335)	2,392
Other non-operating gains	(5,430)	—	(62,674)	—
Impairment of assets	126,818	—	126,818	—
Other reconciling items, net	(2,495)	3,717	3,741	5,347

Adjusted income before income taxes	31,365	83,187	77,684	160,125
Income tax expense on adjusted income before income taxes	7,528	22,461	18,644	43,234

Adjusted net income	$23,837	$60,726	$59,040	$116,891

Weighted average:
Basic weighted average shares outstanding	94,765	119,702	97,573	119,523
Dilutive shares	429	355	520	572

Weighted average shares outstanding - diluted	95,194	120,057	98,093	120,095

Basic (loss) earnings per share attributable to stockholders	$(1.01)	$0.45	$(0.26)	$0.83
Net loss (income) from discontinued operations, net of tax	0.42	(0.02)	0.42	(0.03)
Income tax (benefit) expense	(0.19)	0.15	0.05	0.27
Amortization of purchased intangible assets	0.10	0.10	0.20	0.21
Stock-based compensation	0.03	0.07	0.10	0.13
Acquisition- and disposition-related expenses	(0.02)	0.01	0.01	0.06
Strategic initiative and financial restructuring-related expenses	0.02	0.01	0.02	0.03
Operating income from revenues sold to OMNIA	(0.16)	(0.12)	(0.32)	(0.22)
Equity in net (income) loss of unconsolidated affiliates	(0.10)	0.01	(0.12)	0.02
Other non-operating gains	(0.06)	—	(0.64)	—
Impairment of assets	1.34	—	1.30	—
Other reconciling items, net	(0.04)	0.04	0.03	0.03
Impact of corporation taxes	(0.08)	(0.19)	(0.19)	(0.36)

Adjusted earnings per share	$0.25	$0.51	$0.60	$0.97

Less: Contigo Health	0.02	0.02	0.05	0.05

Adjusted earnings per share excluding Contigo Health (a)	$0.27	$0.53	$0.65	$1.02

(a)	Contigo Health Adjusted EPS were losses and therefore added back to the total.

Supplemental Financial Information

Reconciliation of Certain Financial Measures to Adjust for Contigo Health

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net revenue	$240,266	$279,871	$488,408	$548,897
Less: Contigo Health	(8,045)	(10,627)	(15,691)	(20,784)

Net revenue excluding Contigo Health	$232,221	$269,244	$472,717	$528,113

Adjusted EBITDA	$50,090	$96,419	$112,518	$189,727
Less: Contigo Health (a)	1,976	1,338	4,203	4,068

Adjusted EBITDA excluding Contigo Health	$52,066	$97,757	$116,721	$193,795

Adjusted EPS	$0.25	$0.51	$0.60	$0.97
Less: Contigo Health (a)	0.02	0.02	0.05	0.05

Adjusted EPS excluding Contigo Health	$0.27	$0.53	$0.65	$1.02

(a)	Contigo Health Adjusted EBITDA and Adjusted EPS were losses and therefore added back to the total.